EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas E. Gay III, Chief Financial Officer of Sigma Designs, Inc., do hereby certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Sigma Designs, Inc. on Form 10-Q for the quarter ended August 1, 2009 to which this certification is attached fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sigma Designs, Inc.

Date: September 10, 2009

By: /s/ Thomas E. Gay III
Thomas E. Gay III Chief Financial Officer and Secretary

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (Section 1350, Chapter 63 of Title 18, United States Code) and is not deemed filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.